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                                                                  Exhibit 10.28


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                         DONNA KARAN INTERNATIONAL INC.

                            WEALTH ACCUMULATION PLAN

                           Effective December 28, 1997

                 (Amended and restated through December 8, 2000)

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                         DONNA KARAN INTERNATIONAL INC.
                            WEALTH ACCUMULATION PLAN

            The Plan is established in order to provide deferred compensation to a select group of management and highly compensated employees of Donna Karan International Inc. and its Affiliates. The benefits are intended to supplement the benefits payable under the Qualified Plan, a plan qualified under Section 401(a) of the Code, maintained for the employees of Donna Karan International Inc. and its Affiliates.

1. Definitions. For purposes of the Plan, the following definitions apply:

      (a) "Affiliate" means such corporations and other entities (including, without limitation, partnerships and limited liability companies), presently or in the future existing, which are members of the controlled group which includes the Company or are under common control with the Company, as such terms are defined in Sections 414(b) and 414(c) of the Code, but only during such period as such corporations or entities are members of the controlled group which includes the Company or are under common control with the Company.

      (b) "Beneficiary" means, unless otherwise specified by the Participant in a written election filed with the Committee, the person or persons (if any) designated by the Participant under the Qualified Plan (or otherwise determined under the terms of the Qualified Plan if no such designation is made) to receive his or her benefits under the Qualified Plan in the event of the Participant's death.

      (c) "Board" means the Board of Directors of the Company.

      (d) "Cause" means with respect to a Participant's Termination of Employment, (i) in the case where there is no employment agreement between an Employer and the Participant, or where there is an employment agreement, but such agreement does not define cause (or words of like import), termination due to a Participant's dishonesty, fraud, insubordination, willful misconduct, gross negligence, refusal to perform services (for any reason other than illness or incapacity) or materially unsatisfactory performance of his or her duties for an Employer, or the Participant's conviction of a felony or other crime involving, in the sole discretion of the Committee, moral turpitude; or (2) in the case where there is an employment agreement between an Employer and the Participant, termination that is or would be deemed to be for cause (or words of like import) as defined under such agreement. The Committee shall have sole discretion in determining whether cause exists, and its determination shall be final, binding and conclusive.

      (e) "Code" means the Internal Revenue Code of 1986, as amended (or any successor statute).
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      (f) "Committee" means the committee, if any, appointed by the Board from time to time to administer the Plan on behalf of the Company. To the extent that no committee is appointed, the Board shall be deemed to be the Committee.

      (g) "Common Stock" means the common stock of the Company, par value $0.01 per share, any common stock into which the Common Stock may be converted and any common stock resulting from any reclassification of the Common Stock.

      (h) "Company" means Donna Karan International Inc., a Delaware corporation, and any successor thereto.

      (i) "Compensation" means, for any Plan Year, the base salary and bonus paid by an Employer to an Employee while a Participant during the Plan Year including contributions by an Employer on behalf of a Participant pursuant to a salary reduction agreement between an Employer and a Participant under Code
Section 401(k) or 125, if any.

      (j) "Detrimental Activity" means (1) in the case where there is an employment agreement between an Employer and the Participant which contains restrictive covenants, any breach of such restrictive covenants, including, without limitation, a breach of confidentiality, non-solicitation or non-disparagement or any other material breach of such employment agreement; or
(2) in the case where there is no employment agreement between an Employer and the Participant, or where there is an employment or consulting agreement, but such agreement does not contain any restrictive covenants (i) the disclosure to anyone outside the Company or its Affiliates, or the use in any manner other than in the furtherance of the Company's or its Affiliate's business, without written authorization from the Company, of any confidential information or proprietary information, relating to the business of the Company or its Affiliates or their respective officers, directors, executives or employees, or of any customer, supplier or licensee of the Company or its Affiliates that is acquired by a Participant prior to a Participant's Termination of Employment;
(ii) any attempt to, directly or indirectly, hire, engage or retain, or aid or assist any other person or entity to hire, engage, or retain (A) (x) any designers of the Company or its Affiliates, (y) any person who held the position of director or any equivalent or more senior position at the Company or any of its Affiliates, or (z) any person who acted as one of the Company's or its Affiliates' outside consultants or (B) any person employed by a licensee of the Company or its Affiliates who worked on the Donna Karan or DKNY brand; (iii) any attempt to, directly or indirectly, induce any person or entity that supplied piece goods or designs to, or that manufactured or sold apparel to, the Company or any of its Affiliates to terminate its relationship with the Company or its Affiliates; or (iv) a Participant's Disparagement, or inducement of others to do so, of the Company or its Affiliates or their past and present officers, directors, executives or employees or of any customer, supplier or licensee of the Company or its Affiliates. Notwithstanding the foregoing, in determining whether an act in question is within the definition of Detrimental Activity, the individuals and entities described in subparagraph (2)(ii) or (iii) above shall refer to those individuals and entities at the time of the act if the Participant is then an employee of the Company or an Affiliate or, if the act in question occurs on or after the Participant's Termination of Employment, those individuals and entities at the time of the Participant's Termination of Employment or within the six-month period prior thereto. The Committee shall have authority to provide a Participant with written authorization to engage in the activities contemplated herein and no other person shall have authority to provide a Participant with such authorization.


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      (k) "Disability" means (i) in the case where there is no employment agreement between an Employer and the Participant, or where there is an employment agreement, but such agreement does not define disability, a total and permanent disability, as defined in Section 22(e)(3) of the Code; or (2) in the case where there is an employment agreement between an Employer and the Participant, disability as defined under such employment agreement.

      (l) "Disparagement" means making comments or statements to the press, the Company's or its Affiliates' officers, directors, executives or employees, or any customer, supplier or licensee of the Company or its Affiliates which could reasonably be expected to adversely affect in any manner: (i) the conduct of the business of the Company or its Affiliates (including, without limitation, any products or business plans or prospects); or (ii) the business reputation of the Company or its Affiliates, or any of their products, or their past or present officers, directors, executives or employees, or of any customer, supplier or licensee of the Company or its Affiliates.

      (m) "Earnings" means, for any Plan Year, earnings on amounts in the Supplemental Account computed in accordance with Section 6 hereof.

      (n) "Eligible Employee" means an Employee who has been designated by an Employer as a Vice President or above.

      (o) "Employee" means any person employed by an Employer excluding any "leased employee," as defined in Section 414(n) of the Code, any independent contractor or agent.

      (p) "Employer" means the Company and any Affiliate.

      (q) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      (r) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.

      (s) "Parent" means (i) any corporation in an unbroken chain of corporations ending with the Company which owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; or (ii) any corporation or trade or business (including, without limitation, a partnership or limited liability company) which controls fifty percent (50%) or more (whether by ownership of stock, assets or an equivalent ownership interest) of the Company.

      (t) "Participant" means any Eligible Employee who shall have become a Participant in the Plan.

      (u) "Plan" means the Donna Karan International Inc. Wealth Accumulation Plan.

      (v) "Plan Year" means the fiscal year of the Company.


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      (w) "Qualified Plan" means the Company's 401(k) Retirement Plan, as restated effective as of January 1, 1997 and as amended from time to time thereafter.

      (x) "Securities Act" means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

      (y) "Subsidiary" means (i) any corporation in an unbroken chain of corporations beginning with the Company which owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; (ii) any corporation or trade or business (including, without limitation, a partnership or limited liability company) which is controlled fifty percent (50%) or more (whether by ownership of stock, assets or an equivalent ownership interest) by the Company or one of its Subsidiaries; or (iii) any other entity, approved by the Board as a Subsidiary under the Plan, in which the Company or any of its Subsidiaries has an equity or other ownership interest.

      (z) "Supplemental Account" means the individual account established by the Company for a Participant to which a Participant's benefits under the Plan are credited.

      (aa) "Supplemental Benefit" means the benefit payable under the Plan, which shall be payable in accordance with Section 7 hereof.

      (bb) "Termination of Employment" or "Terminates Employment" means termination of employment as an Employee of the Company and all Affiliates for any reason whatsoever, including but not limited to death, retirement, resignation or firing (with or without Cause).

2. Effective Date. The Plan shall become effective as of December 28, 1997.

3. Participation. An Eligible Employee shall become a Participant in the Plan on the later of the effective date of the Plan or the date he or she becomes an Eligible Employee.

4. Contributions and Amount of Supplemental Benefits.

      (a) The Company shall make a book entry contribution to the Supplemental Account of each Participant who is actively employed on the last day of a Plan Year in an amount equal to five percent (5%) of the total amount of a Participant's Compensation earned while a Participant during the applicable Plan Year.

With respect to each Plan Year, the Company shall credit the book entry contribution as of the last day of such Plan Year and shall make such book entry contribution as soon as administratively feasible following the end of the Plan Year, but in no event later than one hundred twenty (120) days following the end of the Plan Year. Notwithstanding any provision of the Plan to the contrary, no book entry contribution will be made for any Participant with respect to any Plan Year in which the Company has


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not realized a net profit or would not realize a net profit if such book entry contribution were made for all Participants in such Plan Year.

      (b) Earnings shall be credited to a Participant's Supplemental Account as provided in Section 6 below.

      (c) A Participant's Supplemental Benefit shall consist of the vested balance in his or her Supplemental Account.

5. Vesting. A Participant's Supplemental Account shall become vested solely after participating as a Participant in the Plan for at least five (5) full years commencing on the date the Participant became a Participant in the Plan. Notwithstanding anything herein to the contrary, a Participant's vested Supplemental Account shall be forfeited and not paid in the event the Participant Terminates Employment for Cause, as determined by the Committee.

6. Measurement of Earnings.

      (a) The measuring alternative used for the measurement of Earnings on the amounts in a Participant's Supplemental Account shall be selected by each Participant in writing, on a form prescribed by the Committee, from among the various measuring alternatives offered by the Committee. Each Participant may change the selection of his or her measuring alternative as of the beginning of any calendar quarter (or at such other times and in such manner as prescribed by the Committee, in its sole discretion), subject to such notice and other administrative procedures as established by the Committee. The Committee shall credit the Earnings computed under this Section to the balance in each Participant's Supplemental Account as of the last business day of each calendar quarter, or such other dates as are selected by the Committee, in its sole discretion, at a rate equal to the performance of the measuring alternative selected by the Participant for the calendar quarter (or such other applicable period) to which such selection relates.

      (b) The Committee may, in its sole discretion, establish rules and procedures for the crediting of Earnings and the election of measuring alternatives pursuant to this Section 6.

7. Payment of Supplemental Benefit.

      (a) A Participant hereunder shall receive his or her Supplemental Benefit from the Plan in accordance with the following Schedule with the lump sum payment or first installment payment to be paid commencing on the earlier of (i) first anniversary of his or her Termination of Employment or (ii) the date he or she incurs a Disability.

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               Amount of Supplemental     Number of Years of
               Benefit (Vested Interest)  Annual Installments
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               $1,000,000 plus            10 years
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               $500,000 to $999,999       5 years
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               $100,000 to $499,999       3 years
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               $1 to $99,999              One lump sum
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The Supplemental Account of a Participant who receives annual installment payments in accordance with the Schedule above shall continue to be credited with Earnings until the final installment is paid. Notwithstanding the foregoing, the Committee, in its sole discretion, may accelerate payment of all or a portion of the Supplemental Benefit to a Participant in any manner.

      (b) If a Participant dies prior to receiving his or her total Supplemental Benefit, the unpaid portion of such Supplemental Benefit shall be paid to the Participant's Beneficiary in a single lump sum, as soon as administratively feasible following the Participant's death.

      (c) Notwithstanding anything hereto to the contrary, no Supplemental Benefit shall be required to be paid to a Participant until the last contribution required to be made hereunder with respect to such Participant is actually made in accordance with Section 4(a) of the Plan.

      (d) In accordance with administrative procedures established by the Committee in its sole discretion, a Participant may request the payment of all or a portion of such Participant's vested Supplemental Account which has been credited by the Company as a book entry for at least five fiscal years as of the date payment is made to the Participant. Any request made pursuant to this
Section 7(d) must be made in writing to the Committee during the fiscal year prior to the fiscal year during which such payment is to be made to a Participant. Any payment requested pursuant to this Section 7(d) shall be made in the form of a single lump sum cash payment on the first anniversary of the date the Committee receives the written request for such payment.

      (e) Notwithstanding anything herein to the contrary, a Participant's vested Supplemental Account shall be forfeited in its entirety and not paid to a Participant in the event he or she engages in Detrimental Activity while employed by the Company or an Affiliate or during the period commencing on the Participant's Termination of Employment and ending one (1) year thereafter, unless the Committee, in its sole discretion, determines otherwise.

8. Claims Procedure.

      (a) The Committee shall be responsible for determining all claims for benefits under the Plan by the Participants or their Beneficiaries. Within ninety (90) days after receiving a claim (or within up to one hundred eighty
(180) days, if the claimant is notified of the need for additional time, including notification of the reason for the delay), the Committee shall notify the Participant or Beneficiary of its decision in writing, giving the reasons for its decision if adverse to the claimant. If the decision is adverse to the claimant, the Committee shall advise him or her of the Plan provisions involved, of any additional information which he or she must provide to perfect his or her claim and why, and of his or her right to request a review of the decision.


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      (b) A claimant may request a review of an adverse decision by written request to the Committee made within sixty (60) days after receipt of the decision. The claimant, or his or her duly authorized representative, may review pertinent documents and submit written issues and comments.

      (c) Within sixty (60) days after receiving a request for review (or up to one hundred twenty (120) days after such receipt if the Participant is notified of the delay and the reasons therefor), the Committee shall notify the claimant in writing of (i) its decision, (ii) the reasons therefore, and (iii) the Plan provisions upon which it is based.

      (d) The Committee may at any time alter the claims procedure set forth above, so long as the revised claims procedure complies with the ERISA, and the regulations issued thereunder.

      (e) The Committee shall have the full power and authority to interpret, construe and administer the Plan in its sole discretion based on the provisions of the Plan and to decide any questions and settle all controversies that may arise in connection with the Plan. The Committee's interpretations and construction thereof, and actions thereunder, made in the sole discretion of the Committee, including any valuation of the Supplemental Benefit, any determination under this Section 9, or the amount of the payment to be made hereunder, shall be final, binding and conclusive on all persons. No member of the Committee shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of the Plan.

      (f) The Committee shall determine, subject to the provisions of the Plan
(i) the additional Employees who shall participate in the Plan from time to time and (ii) when an Employee shall cease to be a Participant.

9. Construction of Plan.

      (a) The Plan is "unfunded" and any Supplemental Benefit payable hereunder shall be paid by the Company out of its general assets. Participants and their designated Beneficiaries shall not have any interest in any specific asset of the Company as a result of the Plan. Nothing contained in the Plan and no action taken pursuant to the provisions of the Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and the Participants, their designated Beneficiaries or any other person. Any funds which may be invested under the provisions of the Plan shall continue for all purposes to be part of the general funds of the Company and no person other than the Company shall by virtue of the provisions of the Plan have any interest in such funds. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company. The Company may, in its sole discretion, establish a "rabbi trust" to pay Supplemental Benefits hereunder.

      (b) All expenses incurred in administering the Plan shall be paid by the Company.

10. Minors and Incompetents. If the Committee shall find that any person to whom payment is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, any payment due (unless a prior claim therefore shall have been made by a duly appointed


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guardian, committee or other legal representative) may be paid to the spouse, a child, parent, or brother or sister, or to any person deemed by the Committee to have incurred expense for such person otherwise entitled to payment, in such manner and proportions as the Committee may determine it its sole discretion. Any such payment shall be a complete discharge of the liabilities of the Company, the Committee and the Board under the Plan.

11. Limitation of Rights. Nothing contained herein shall be construed as conferring upon an Employee the right to continue in the employ of any Employer as an Employee on or above a Vice President level or in any other capacity or to interfere with the Employer's right to discharge him or her at any time for any reason whatsoever.

12. Payment Not Salary. Any Supplemental Benefit payable under the Plan shall not be deemed salary or other compensation to the Employee for the purposes of computing benefits to which he or she may be entitled under any pension plan or other arrangement of any Employer maintained for the benefit of its Employees.

13. Severability. In case any provision of the Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but the Plan shall be construed and enforced as if such illegal and invalid provision never existed.

14. Withholding. The Company shall have the right to make such provisions as it deems necessary or appropriate to satisfy any obligations it may have to withhold federal, state or local income or other taxes incurred by reason of payments or accruals pursuant to the Plan.

15. Assignment. The Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns and the Participants and their heirs, executors, administrators and legal representatives. In the event that the Company sells all or substantially all of the assets of its business and the acquiror of such assets assumes the obligations hereunder, the Company shall be released from any liability imposed herein and shall have no obligation to provide any benefits payable hereunder.

16. Non-Alienation of Benefits. The benefits payable under the Plan shall not be subject to alienation, transfer, assignment, garnishment, execution or levy of any kind, and any attempt to cause any benefits to be so subjected shall not be recognized.

17. Governing Law. To the extent legally required, the Code and ERISA shall govern the Plan and, if any provision hereof is in violation of any applicable requirement thereof, the Company reserves the right to retroactively amend the Plan to comply therewith. To the extent not governed by the Code and ERISA, the Plan shall be governed by the laws of the State of New York.


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18. Amendment or Termination of Plan. The Board (or a duly authorized committee thereof) may, in its sole and absolute discretion, amend the Plan from time to time and at any time in such manner as it deems appropriate or desirable, and the Board (or a duly authorized committee thereof) may, in its sole and absolute discretion, terminate the Plan for any reason from time to time and at any time in such manner as it deems appropriate or desirable. No amendment or termination shall reduce or terminate the then vested benefit of any Participant or Beneficiary. Upon an amendment or termination, the Company shall not be required to distribute a Participant's Supplemental Benefit prior to the Participant's Termination of Employment or the date he or she incurs a Disability, but, in the event of a termination of the Plan, may do so in a lump sum at the discretion of the Company. Notwithstanding the foregoing, in no event shall any amendment made after November 30, 2000 reducing the benefits provided hereunder or any Plan termination be effective during the period commencing on the date of the Change in Control (as defined below) and ending one (1) year thereafter.

19. Non-Exclusivity. The adoption of the Plan by the Company shall not be construed as creating any limitations on the power of the Company to adopt such other supplemental retirement income arrangements as it deems desirable, and such arrangements may be either generally applicable or limited in application.

20. Non-Employment. The Plan is not an agreement of employment and it shall not grant the Employee any rights of employment.

21. Headings and Captions. The headings and captions herein are provided for reference and convenience only. They shall not be considered part of the Plan and shall not be employed in the construction of the Plan.

22. Change in Control. The following provisions shall apply in the event of a Change in Control:

      (a) Except as otherwise provided in this Section 22, a Participant's Supplemental Account shall become 100% vested upon the occurrence of a Change in Control and a Participant shall receive his or her Supplemental Benefit from the Plan in the form of a single lump sum cash payment as soon as administratively feasible following the occurrence of a Change in Control.

      (b) Notwithstanding the provisions of Section 22(a), if the Company receives written notice at least five (5) business days prior to the anticipated closing date of the transaction giving rise to the Change in Control from the successor to all or a substantial portion of the Company's business and/or assets that such successor is willing as of the closing to assume and agree to perform the Company's obligations under this Plan in the same manner and to the same extent that the Company is hereby required to perform, then, the provisions of Section 22(a) shall not apply and a Participant shall vest in his or her Supplemental Account in accordance with the provisions of Section 5 hereof and shall receive his or her Supplemental Benefit from the Plan in accordance with the provisions of Section 7 hereof; provided, however, that if a Participant is terminated without Cause during the period commencing on the date ninety (90) days prior to the effective date of a Change in Control and


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ending on the first anniversary of such Change in Control, then, the
Participant's Supplemental Account shall become 100% vested upon such termination and a Participant shall receive his or her Supplemental Benefit from the Plan in the form of a single lump sum cash payment as soon as administratively feasible following such termination.

      (c) For purposes of this Plan, a "Change in Control" shall be deemed to have occurred if any of the following shall have occurred:

            (i) the acquisition by any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act) other than a person who is a stockholder of the Company on the effective date of the registration statement filed under the Securities Act relating to the first public offering (the "Initial Public Offering") of securities of the Company (an "Initial Stockholder") of 30% or more of the voting power of securities of Company or the acquisition by an Initial Stockholder, other than an affiliate of the Company that would be a Parent or a Subsidiary, of an additional 5% of the voting power of securities of the Company over and above that owned immediately after the closing date of the Initial Public Offering of the Company's Common Stock; excluding however, the following: (x) any acquisition by the Company or a Subsidiary of any of the foregoing, or (y) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or a Subsidiary; or

            (ii) (A) the acquisition by any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act) other than a person who, on the effective date of the Initial Public Offering is a holder of any ownership interest in Donna Karan Studio (an "Initial Licensee Interest Holder") of 30% or more of the voting power of Donna Karan Studio or (B) the acquisition by an Initial Licensee Interest Holder, other than an affiliate of Gabrielle Studio, Inc. (and excluding any such acquisition resulting from a purchase, sale or transfer of Takihyo Inc. stock by and between any of the current stockholders of Takihyo Inc.) that would be a Parent or a Subsidiary (but substituting Gabrielle Studio, Inc. for the Company in such definitions) of Gabrielle Studio, Inc., of an additional 5% of the voting power of securities of the Company over and above that owned immediately after the closing date of the Initial Public Offering of the Company's Common Stock; excluding however, the following: (x) any acquisition by the Company or a Subsidiary of any of the foregoing, or (y) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or a Subsidiary; or

            (iii) any merger or sale of substantially all of the assets of the Company under circumstances where the holders of the Common Stock of the Company immediately prior to the transaction becoming public knowledge were not holders of 80% of the equity securities of the surviving entity resulting from such transaction; or

            (iv) any change in the composition of the Board not approved by (x) a majority of the Board prior to such change and (y) by not less than two directors of the Company who were directors prior to the time any person who was not an Initial Stockholder acquired 30% or more of the voting power of securities of the Company.

23. Legal Fees. To the fullest extent permitted by law, on or after the occurrence of a Change in Control, the Company shall promptly pay upon submission of statements all legal and other professional fees, costs of litigation, prejudgment interest, and other expenses incurred by a


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Participant in connection with any dispute concerning payments, benefits or any other entitlements under this Plan; provided, however, the Company shall be reimbursed by the Participant for the fees and expenses advanced in the event the Participant's claim is, in a material manner, in bad faith or frivolous and the arbitrator or court, as applicable, determines that the reimbursement of such fees and expenses is appropriate.


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